Exhibit 99.1

Gannett and Gambling.com Group Announce Strategic Partnership

Agreement combines Gannett’s leading digital media network with Gambling.com Group’s expertise in online sports betting and iGaming

McLEAN, VA – February 8, 2023 – Gannett Co., Inc. (NYSE: GCI) today announced a multi-year strategic partnership with Gambling.com Group Limited (Nasdaq: GAMB), a leading provider of player acquisition services for the regulated global online gambling industry. Under the agreement, Gambling.com Group will provide relevant content for sports enthusiasts while leveraging Gannett’s reach across the U.S. media landscape through the USA TODAY Network across the country.

“Partnering with Gambling.com Group enables Gannett to have a market-leading, sports-betting authority deliver in-depth reviews, breaking news, and expert insights. Our highly engaged audience of more than 47 million sports fans crave analysis and betting insights to make smart decisions and find the best sportsbooks and online casino sites,” said Michael Reed, Gannett Chairman and Chief Executive Officer. “We expect this partnership to be immediately accretive to our EBITDA and Free Cash Flow by monetizing our sports traffic.  The deal is progressively more valuable as regulated online gambling is launched in more states.”

The agreement integrates Gambling.com Group’s proprietary data science platform and award-winning sports betting content across the USA TODAY Network including USA TODAY and over 200 authoritative publications in local markets, such as AZCentral.com, the Tennessean.com and Freep.com in states where sports betting has been launched. Distribution across USA TODAY Sports and the Sports Media Group (SMG) properties, which includes the Sports Wire suite of fan sites in more than 20 legal sports betting markets, is another integral element of the partnership.

“Gannett’s authoritative digital presence across the U.S. makes them an ideal media partner for us to drive revenue and cash flow growth in our number one target market,” said Charles Gillespie, Chief Executive Officer of Gambling.com Group. “Media partnerships are a proven way for both Gambling.com Group and our media partners to create significant, new revenue from online gambling player acquisition. We look forward to executing on our partnership with Gannett to demonstrate the benefits a best-in-class media alliance can deliver for all parties including Gannett, Gambling.com Group, our online gambling operator clients and most importantly – the growing number of online gamblers in the U.S.”

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ABOUT GANNETT
Gannett Co., Inc. (NYSE: GCI) is a subscription-led and digitally-focused media and marketing solutions company committed to empowering communities to thrive. With an unmatched reach at the national and local level, Gannett touches the lives of millions with our Pulitzer Prize-winning content, consumer experiences and benefits, and advertiser products and services. Our current portfolio of media assets includes USA TODAY, local media organizations in 43 states in the U.S., and Newsquest, a wholly owned subsidiary operating in the United Kingdom with more than 150 local news media brands. Gannett also owns digital marketing services companies branded LocaliQ, and runs one of the largest media-owned events business in the U.S., USA TODAY NETWORK Ventures. To connect with us, visit www.gannett.com.

ABOUT GAMBLING.COM GROUP
Gambling.com Group Limited (Nasdaq: GAMB) is a multi-award-winning performance marketing company and a leading provider of digital marketing services active in the online gambling industry. Founded in 2006, the Group operates from offices in the United States and Ireland. Through its proprietary technology platform, the Group publishes a portfolio of premier branded websites including Gambling.com, Bookies.com and RotoWire.com. As of December 31, 2022, the Group owns and operates more than 50 websites in seven languages across 15 national markets covering all aspects of the online gambling industry, including iGaming and sports betting, and the fantasy sports industry.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, that relate to our current expectations and views of future events. All statements other than statements of historical facts contained in this press release, including statements relating to whether the transaction will  drive Gambling.com Group’s or Gannett’s revenue and cash flow growth, or be accretive to Gambling.com Group’s or Gannett’s revenue, are all forward looking statements. These statements represent our opinions, expectations, beliefs, intentions, estimates or strategies regarding the future, which may not be realized. In some cases, you can identify forward-looking statements by terms such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” “could,” “will,” “would,” “ongoing,” “future” or the negative of these terms or other similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are based largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements involve known and unknown risks, uncertainties, contingencies, changes in circumstances that are difficult to predict and other important factors that may cause our actual results, performance, or achievements to be materially and/or significantly different from any future results, performance or achievements expressed or implied by the forward-looking statement. For a discussion of some of the risks and important factors that could cause actual results to differ materially from our expectations, see the risks and other factors detailed in “Item 3. Key Information - Risk Factors” in Gambling.com Group’s annual report filed on Form 20-F for the year ended December 31, 2021 with the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2022 and Gannett’s 2021 Annual Report on Form 10-K  and Gannett’s quarterly reports on Form 10-Q and each of  Gambling.com Group’s and Gannett’s other filings with the SEC, in each case as such factors may be updated from time to time. Any forward-looking statements contained in this press release speak only as of the date hereof and accordingly undue reliance should not be placed on such statements. Gambling.com Group disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, whether as a result of new information, future events or otherwise, other than to the extent required by applicable law.

MEDIA CONTACTS
Gannett Investor Relations	Gambling.com Group Investor Relations
Trisha Gosser	Peter McGough
SVP, Finance & Investor Relations	investors@gdcgroup.com
(703) 854-3000	Richard Land, Norberto Aja, JCIR
investors@gannett.com	GAMB@jcir.com

Gannett	Gambling.com Group
Lark-Marie Anton	Jennifer Arapoff
Chief Communications Officer	media@gdcgroup.com
(646) 906-4087
lark@gannett.com